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                                                                 EXHIBIT 23.1


                   CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-91685 and No. 333-92403) and the Registration Statements on Form S-8 (No. 333-92403 and No. 333-07785) of adam.com, Inc. of our report dated February 28, 2000, except as to the second paragraph of Note 17 which is as of March 30, 2000, appearing on page F-1 of this Form 10-K/A.


PricewaterhouseCoopers LLP


Atlanta, Georgia
April 28, 2000